                                                                 EXHIBIT 3.4

                            [STATE OF FLORIDA SEAL]



I certify the attached is a true and correct copy of the Articles of Amendment, filed on September 2, 1998, to Articles of Incorporation for MEDIFORCE, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is P93000022580.

















                                             Given under my hand and the
                                          Great Seal of the State of Florida
                                        at Tallahassee, the Capitol, this the
                                             Fourth day of September 1998





                                                  /s/ SANDRA B. MORTHAM
                                                 ----------------------
  [GREAT SEAL]                                   Sandra B. Mortham
 CR2EO22 (2-95)                                  Secretary of State

                                                                   Filed
                                                             98 SEP - 2 AM 8:03
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                             ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                                MEDIFORCE, INC.

Pursuant to the provisions of Chapter 607 of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, filed on September 16, 1996, #P93000022580:

     FIRST: The following Amendment of the Articles of Incorporation was adopted by the Corporation:

     Stock: This Corporation is authorized to issue Sixty Million (60,000,000) shares of .0001 cent par value common stock, which shall be designated "common shares."

     SECOND: The Amendment was adopted by the Board of Directors on the 18th day of August, 1998.

     THIRD: The Amendment was approved by a majority of the shareholders of the Corporation on the 17th day of August 1998. The number of votes cast by the shareholders was sufficient for approval.

                                             MEDIFORCE, INC.


                                             /s/ WILMA COX
                                             ----------------------------
                                             WILMA COX, President Attest:

STATE OF FLORIDA
COUNTY OF PALM BEACH

     I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared WILMA COX,, [X] to me personally known to be the person described herein and who executed the foregoing instrument, and acknowledged under oath that she executed the same OR [ ] who produced identification in the form of Florida Driver's License and acknowledged under oath before me that she executed the same. WITNESS MY HAND AND OFFICIAL SEAL IN THE County and State aforesaid this 1st day of September, 1998.

                                                    /s/ CAROL A. CULLEN
           [STATE OF FLORIDA                        ----------------------------
          NOTARY PUBLIC SEAL]                       Notary Public

                                                    Carol A. Cullen
                                                    ----------------------------
                                                    Type or print name of Notary

                                                    My Commission Expires 8/6/00